Filed Under Rule 424 (b)(3) and (c)
                                             File Number 333-30204




                   Prospectus Supplement Dated August 18, 2000

                                       to

                          Prospectus Dated May 25, 2000

                              AMERICA ONLINE, INC.

                        2,741,011 Shares of Common Stock

         This prospectus supplement adds information to the prospectus dated May 25, 2000 of America Online, Inc. relating to 2,741,011 shares of common stock which is held by the selling stockholders listed in the prospectus.

                              Selling Stockholders

         The table of Selling Stockholders in the prospectus is amended to add the following Selling Stockholders:

                                                        Number of         Number of Shares          Percent of
                                                   Shares Beneficially   Registered for Sale    Outstanding Shares
        Name of Selling Stockholder                       Owned                Hereby           After the Offering

      American Express Trust Company TR Kushler            10,000               10,000                    *
      Family Charitable Remainder Unitrust UA
      7/14/00

      American Express Trust Company TR Kushler            10,000               10,000                    *
      Family Charitable Remainder Unitrust UA
      7/27/00

      Mary Strom                                           14,779                9,000                    *
---------------
* The percentage is less than 1% of the outstanding  shares of America  Online's common stock.